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                                                                      EXHIBIT 11

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1997
                (Amounts in thousands, except per-share amounts)
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

                                                                          Three Months Ended
                                                                                    March 31
                                                                      ----------------------
BASIC EARNINGS PER SHARE                                                  1998          1997
--------------------------------------------------------------        --------     ---------
Income from continuing operations                                     $138,278     $ 127,133
Preferred stock dividends                                               (4,420)      (23,174)
                                                                      --------     ---------
Earnings from continuing operations applicable to common stock         133,858       103,959
Discontinued operations, net                                            38,400        52,341
                                                                      --------     ---------

Earnings applicable to common shares                                  $172,258     $ 156,300
                                                                      ========     =========

Weighted average common shares outstanding                             344,505       329,654
                                                                      ========     =========

Basic earnings per share
   Income from continuing operations                                  $    .39     $     .32
   Discontinued operations, net                                            .11           .16
                                                                      --------     ---------
     Basic earnings per common share                                  $    .50     $     .48
                                                                      ========     =========

DILUTED EARNINGS PER SHARE
--------------------------------------------------------------
Earnings from continuing operations applicable to common stock        $133,858     $ 103,959
Dividends applicable to dilutive preferred stock                         4,420         8,540
                                                                      --------     ---------
                                                                       138,278       112,499
Discontinued operations, net                                            38,400        52,341
                                                                      --------     ---------
Earnings applicable to common stock                                   $176,678     $ 164,840
                                                                      ========     =========

Weighted average common shares outstanding                             344,505       329,654
Dilutive effect of exercise of options outstanding                         654           449
Dilutive effect of conversions of preferred stock                       14,821        31,005
                                                                      --------     ---------
                                                                       359,980       361,108
                                                                      ========     =========
Diluted earnings per share
   Income from continuing operations                                  $    .38     $     .31
   Discontinued operations, net                                            .11           .15
                                                                      --------     ---------
     Diluted earnings per common share                                $    .49     $     .46
                                                                      ========     =========
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